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                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference into the Registration Statement (Form S-8 No. 333- ____ ) pertaining to the 1993 Stock Option Plan of Sheffield Pharmaceuticals of our report dated February 28, 2001, with respect to the consolidated financial statements of Sheffield Pharmaceuticals incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

St. Louis, Missouri
May 4, 2001